STATE OF MONTANA
SECRETARY OF STATE
ARTICLES OF DOMESTICATION OUT OF MONTANA

STATE OF MONTANA
-FILED-
SECRETARY OF STATE
File Number: 16753525
Date Filed: 8/28/2025 8:20:32 AM

Filing Fees & Processing Options

Fees and Processing Options	24 Hour Processing - $35.00 - Processed within 1 business day

Filing Effective Date

The amendment will be effective:	when filed with the Secretary of State

Entity to Domesticate Out of Montana

UNITED STATES ANTIMONY CORPORATION

File Number:	D035054
Entity Type:	Domestic Profit Corporation
Entity Subtype:	General For Profit Corporation

Home State or Country

Country	United States
State	Montana

Domesticated Corporation

Corporation Name	United States Antimony Corporation
Country	United States
State	Texas

Approval

☒ The domestication was approved as required by MCA 35-14-922.

Plan Of Domestication

Plan of Domestication

Declarations

☒ I understand that the information I enter into the online system is public information and will appear online and on copy requests exactly as I key it into the system.

☒ I have been authorized by the business entity to file this document online.

☒ I, HEREBY SWEAR AND/OR AFFIRM, under penalty of law, including criminal prosecution, that the facts contained in this document are true. I certify that I am signing this document as the person(s) whose signature is required, or as an agent of the person(s) whose signature is required, who has authorized me to place his/her signature on this document.

Signature

Attorney in Fact	*John Gustavsen*	*Joel Henry*	*08/28/2025*
Signer's Capacity	On behalf of	Sign Here	Date

Position	President

Daytime Contact

Phone Number	(406) 317-0070
Email	joelhenry@hallboothsmith.com